Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements No. 33-21704, No. 33-24096, No. 33-37300, No. 33-65104, No. 33-56717, No. 333-42903, No. 333-59811, No. 333-61214, and No. 333-117850 on Form S-8 and No. 333-47909 on Form S-3 of our report dated February 24, 2005, relating to the financial statements and financial statement schedule of The McClatchy Company appearing in this Annual Report on Form 10-K of The McClatchy Company for the year ended December 26, 2004.

/s/ Deloitte & Touche, LLP

Sacramento, California

February 24, 2005